SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 18, 2005

DOVER MOTORSPORTS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 1-11929

Delaware	51-0357525
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1131 N. DuPont Highway, Dover, Delaware	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (302) 674-4600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into Material Definitive Agreements.

The registrant’s wholly-owned subsidiary, Dover International Speedway, Inc. (“Speedway”), has entered into two Sanction Agreements with the National Association for Stock Car Auto Racing, Inc. (“NASCAR”) pursuant to which Speedway will organize and promote two NASCAR Nextel Cup Series competitions in 2006.  These two sanction agreements are attached as exhibits to this Form 8-K as they represent agreements upon which the registrant’s business is substantially dependent.

Sanction agreements are entered into with NASCAR on an annual basis.  Pursuant to the typical NASCAR sanction agreement, NASCAR grants its sanction to a promoter, such as Speedway, to organize, promote and hold a particular competition.  The promoter sells tickets to the competition, sells or arranges for the sale of merchandise and concessions, and sells advertising, sponsorships and hospitality services.  NASCAR conducts the competition, arranges for the drivers, and has sole control over the competition, including the right to require alterations to the promoter’s facility and the right to approve or disapprove any advertising or sponsorship of the promoter.  NASCAR also has exclusive rights to exploit live broadcast and certain broadcast and intellectual property rights related to the competition, and exclusive rights to sponsorship and promotional rights relative to the series to which a particular competition belongs.  The promoter must pay the sanction fee and purse monies and receives a share of the live broadcast revenue contracted for by NASCAR.  The promoter is responsible for the condition of the facility, for compliance with laws, for control of the public, for fire and medical equipment and personnel, for security, for insurance and for providing facilities and services required by NASCAR officials and the live broadcast personnel.

The economic terms of the two sanction agreements between NASCAR and Speedway relative to its 2006 NASCAR Nextel Cup Series competitions are as follows:  Total purse and sanction fee to be paid by Speedway - $6,278,635 for the June event and $5,577,943 for the September event.  Estimated live broadcast revenue to be received by Speedway - $13,419,421 for the June event and $11,114,125 for the September event.  Live broadcast revenue figures are based on two assumptions:  (1) that all events on the 2006 NASCAR Nextel Cup Series schedule take place and that all promoters will be entitled to their respective percentage allocations as set by NASCAR, and (2) that NASCAR does not renegotiate its current live broadcast agreements for the 2006 season.  Speedway is also entitled to share, along with other promoters, in income which NASCAR derives from exploiting certain broadcast and intellectual property rights.  The payment to Speedway for such rights attributable to its June 2005 competition amounted to $368,458 and Speedway reasonably anticipates that it will receive no less than this amount for each of its 2006 events.

Concurrently with Speedway’s execution of the two NASCAR Nextel Cup Series Sanction Agreements, various other subsidiaries of the registrant entered into sanction agreements with NASCAR for the 2006 season.  As sanction agreements are made in the ordinary course of the registrant’s business, these additional agreements need not be attached to this filing.  The following is a complete listing of sanction agreements that were entered into with NASCAR:

Subsidiary	Event and Date

Dover International Speedway, Inc.	NASCAR Nextel Cup Series	June 4, 2006
	NASCAR Busch Series	June 3, 2006
	NASCAR Craftsman Truck Series	June 2, 2006
	NASCAR Nextel Cup Series	September 24, 2006
	NASCAR Busch Series	September 23, 2006

Nashville Speedway, USA, Inc.	NASCAR Busch Series	April 15, 2006
	NASCAR Busch Series	June 10, 2006
	NASCAR Craftsman Truck Series	August 12, 2006

Memphis International	NASCAR Busch Series	October 28, 2006
Motorsports Corporation	NASCAR Craftsman Truck Series	July 15, 2006

Gateway International	NASCAR Busch Series	July 29, 2006
Motorsports Corporation	NASCAR Craftsman Truck Series	April 29, 2006

Item 9.01  Financial Statements and Exhibits.

(c)                                  Exhibits

10.1                           Sanction Agreement between Dover International Speedway, Inc. (“Speedway”) and National Association for Stock Car Auto Racing, Inc. (“NASCAR”) dated November 15, 2005.

10.2                           Sanction Agreement between Dover International Speedway, Inc. (“Speedway”) and National Association for Stock Car Auto Racing, Inc. (“NASCAR”) dated November 15, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dover Motorsports, Inc.

/s/ Denis McGlynn
Denis McGlynn
President and Chief Executive Officer

Dated: November 22, 2005

EXHIBIT INDEX

Exhibit Number	Description
10.1	Sanction Agreement between Dover International Speedway, Inc. (“Speedway”) and National Association for Stock Car Auto Racing, Inc. dated November 15, 2005.
10.2	Sanction Agreement between Dover International Speedway, Inc. (“Speedway”) and National Association for Stock Car Auto Racing, Inc. (“NASCAR”) dated November 15, 2005.